Exhibit 3.4

CERTIFICATE OF FORMATION

OF

SUMMIT MIDSTREAM GP, LLC

This Certificate of Formation, dated April 30, 2012, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.

1.                                       Name.  The name of the Company is:

SUMMIT MIDSTREAM GP, LLC

2.                                       Registered Office; Registered Agent.  The address of the registered office required to be maintained by Section 18-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware  19801

The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware  19801

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the date first written above.

/s/ Brock M. Degeyter
Brock M. Degeyter
Authorized Person

Signature Page to Certificate of Formation of Summit Midstream GP, LLC